Exhibit 99.1
PRESS RELEASE

Beazer Homes Reports Third Quarter Fiscal 2015 Results

ATLANTA, August 4, 2015 - Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced its financial results for the three and nine months ended June 30, 2015.
The Company reported net income from continuing operations of $12.2 million for the quarter ended June 30, 2015, compared with a net loss of $13.2 million, which included a $19.8 million loss on the extinguishment of debt, for the quarter ended June 30, 2014.
New home orders grew 18.1% for the quarter, with an average active community count that was 17.1% higher than a year ago. Absorption rates were especially strong at 3.1 sales per community per month for the quarter, while the average selling price (“ASP”) increased to $318.0 thousand, the highest ASP for any quarter in the Company’s history. Finally, the Company ended June 2015 with 2,764 units in backlog, a 25.0% increase from the prior year period, with an ASP of $325.3 thousand (8.5% greater than the ASP of backlog as of the end of the prior year quarter). The Company's backlog value for the quarter ended June 30, 2015 was $899.2 million, a 35.6% increase from the prior year quarter.
Adjusted EBITDA of $36.9 million was up more than $5 million versus last year. For the trailing twelve months, Adjusted EBITDA of $134.4 million was up more than $21 million, or 18.6%, compared to last year. Due to a lower than expected backlog conversion ratio in the second half of our fiscal year, caused primarily by weather-related delays in Texas, we now expect full year fiscal 2015 EBITDA growth of approximately $10 million versus the prior year, excluding certain previously disclosed warranty and litigation settlement costs.
“This quarter marked another step toward achieving our ‘2B-10’ objectives, with increased home closings, higher average sales prices, and G&A leverage leading to improved profitability,” said Allan Merrill, CEO of Beazer Homes. “Although there will always be factors such as weather that are outside of our control, our focus on improving profitability is unwavering. Driven by a growing community count, strong sales pace, higher selling prices, and further G&A leverage, we remain resolved to reach our ‘2B-10’ objectives.”

Summary results for the three and nine months ended June 30, 2015 are as follows:
Q3 Results from Continuing Operations (unless otherwise specified)

	Quarter Ended June 30,
	2015	2014	Change
New Home Orders	1,524	1,290	18.1%
Orders per month per community	3.1	3.1	—%
Actual community count at month-end	168	142	18.3%
Average active community count	164	140	17.1%
Cancellation rates	19.6%	21.0%	-140 bps

Total Home Closings	1,293	1,241	4.2%
Average sales price from closings (in thousands)	$318.0	$284.6	11.7%
Homebuilding revenue (in millions)	$411.1	$353.2	16.4%
Homebuilding gross profit margin, excluding impairments and abandonments (I&A)	18.1%	20.0%	-190 bps
Homebuilding gross profit margin, excluding I&A and interest amortized to cost of sales	21.3%	22.7%	-140 bps

Income (loss) from continuing operations before income taxes (in millions)	$12.1	$(15.0)	$27.1
Provision for (benefit from) income taxes (in millions)	$(0.1)	$(1.8)	$1.7
Net income (loss) from continuing operations (in millions)	$12.2	$(13.2)	$25.4
Basic Income (Loss) Per Share	$0.46	$(0.50)	$0.96
Diluted Income (Loss) Per Share	$0.38	$(0.50)	$0.88

Total Company land and land development spending (in millions)	$105.9	$129.1	$(23.2)
Total Company Adjusted EBITDA, excluding unexpected warranty costs and a litigation settlement in discontinued operations (in millions)	$36.9	$31.6	16.8%
LTM Adjusted EBITDA, excluding unexpected warranty costs and a litigation settlement in discontinued operations (in millions)	$134.4	$113.3	18.6%

	Nine Months Ended June 30,
	2015	2014	Change
New Home Orders	4,188	3,575	17.1%
LTM orders per month per community	2.8	2.9	(3.4)%
Cancellation rates	18.9%	20.6%	-170 bps

Total Home Closings	3,114	3,256	(4.4)%
Average sales price from closings (in thousands)	$307.9	$279.3	10.2%
Homebuilding revenue (in millions)	$959.0	$909.2	5.5%
Homebuilding gross profit margin, excluding impairments and abandonments (I&A)	16.9%	19.5%	-260 bps
Homebuilding gross profit margin, excluding I&A and interest amortized to cost of sales	20.2%	22.2%	-200 bps
Homebuilding gross profit margin, excluding I&A, interest amortized to cost of sales and unexpected warranty costs	21.6%	22.2%	-60 bps

Loss from continuing operations before loss on debt extinguishment (in millions)	$(7.9)	$(5.5)	$(2.4)
Loss on debt extinguishment (in millions)	$—	$(19.9)	$19.9
Net loss from continuing operations (in millions)	$(7.9)	$(25.4)	$17.5
Basic and Diluted Loss Per Share	$(0.30)	$(0.99)	$0.69

Total Company land and land development spending (in millions)	$353.5	$381.5	$(28.0)
Total Company Adjusted EBITDA, excluding unexpected warranty costs and a litigation settlement in discontinued operations (in millions)	$73.0	$71.8	1.7%

As of June 30, 2015

	As of June 30,
	2015	2014	Change
Backlog	2,764	2,212	25.0%
Dollar value of backlog at end of period (in millions)	$899.2	$663.2	35.6%
ASP in backlog	$325.3	$299.8	8.5%
Land and lots controlled	27,183	29,783	(8.7)%

Conference Call

The Company will hold a conference call on August 4, 2015 at 10:00 a.m. ET to discuss these results. Interested parties may listen to the conference call and view the Company's slide presentation over the Internet by visiting the “Investor Relations” section of the Company's website at www.beazer.com. To access the conference call by telephone, listeners should dial 800-619-8639 (for international callers, dial 312-470-7002). To be admitted to the call, verbally supply the passcode “BZH.” A replay of the call will be available shortly after the conclusion of the live call. To directly access the replay, dial 888-568-0807 or 402-998-0235 and enter the passcode “3740” (available until 11:59 p.m. ET on August 11, 2015), or visit www.beazer.com.  A replay of the webcast will be available at www.beazer.com for at least 30 days.

Headquartered in Atlanta, Beazer Homes is a geographically diversified homebuilder with active operations in 15 states within three geographic regions in the United States. The Company's homes meet or exceed the benchmark for energy-efficient home construction as established by ENERGY STAR® and are designed with Choice Plans to meet the personal preferences and lifestyles of its buyers. In addition, the Company is committed to providing a range of preferred lender choices to facilitate transparent competition between lenders and enhanced customer service. The Company's active operations are in the following states: Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas and Virginia. Beazer Homes is listed on the New York Stock Exchange under the ticker symbol “BZH.” For more info visit Beazer.com, or check out Beazer on Facebook and Twitter.

This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things: (i) continuing severe weather conditions or other related events could result in delays in land development or home construction, increase our costs or decrease demand in the impacted areas; (ii) the availability and cost of land and the risks associated with the future value of our inventory such as additional asset impairment charges or writedowns; (iii) economic changes nationally or in local markets, including changes in consumer confidence, declines in employment levels, inflation and increases in the quantity and decreases in the price of new homes and resale homes in the market; (iv) the cyclical nature of the homebuilding industry and a potential deterioration in homebuilding industry conditions; (v) estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled; (vi) shortages of or increased prices for labor, land or raw materials used in housing production and the level of quality and craftsmanship provided by our subcontractors; (vii) our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels; (viii) our ability to comply with covenants in our debt agreements or satisfy such obligations through repayment or refinancing; (ix) a substantial increase in mortgage interest rates, increased disruption in the availability of mortgage financing, a change in tax laws regarding the deductibility of mortgage interest, or an increased number of foreclosures; (x) increased competition or delays in reacting to changing consumer preference in home design; (xi) factors affecting margins such as decreased land values underlying land option agreements, increased land development costs on communities under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure; (xii) estimates related to the potential recoverability of our deferred tax assets; (xiii) potential delays or increased costs in obtaining necessary permits as a result of changes to, or complying with, laws, regulations, or governmental policies and possible penalties for failure to comply with such laws, regulations and governmental policies, including these related to the environment; (xiv) the results of litigation or government proceedings and fulfillment of the obligations in the consent orders with governmental authorities and other settlement agreements;

(xv) the impact of construction defect and home warranty claims, including water intrusion issues in Florida and New Jersey; (xvi) the cost and availability of insurance and surety bonds; (xvii) the performance of our unconsolidated entities and our unconsolidated entity partners; (xviii) the impact of information technology failures or data security breaches; (xix) effects of changes in accounting policies, standards, guidelines or principles; or (xx) terrorist acts, acts of war or other factors over which the Company has little or no control.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

CONTACT: Beazer Homes USA, Inc.

David I. Goldberg
Vice President of Treasury and Investor Relations
770-829-3700
investor.relations@beazer.com
-Tables Follow-

BEAZER HOMES USA, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Total revenue	$429,438	$354,671	$994,561	$917,862
Home construction and land sales expenses	353,081	283,857	829,073	739,295
Inventory impairments and option contract abandonments	249	2,010	249	2,921
Gross profit	76,108	68,804	165,239	175,646
Commissions	17,246	14,322	40,141	37,239
General and administrative expenses	37,669	35,994	101,837	97,032
Depreciation and amortization	3,497	3,400	8,619	9,138
Operating income	17,696	15,088	14,642	32,237
Equity in income (loss) of unconsolidated entities	153	(81)	377	221
Loss on extinguishment of debt	—	(19,764)	—	(19,917)
Other expense, net	(5,763)	(10,205)	(23,670)	(39,689)
Income (loss) from continuing operations before income taxes	12,086	(14,962)	(8,651)	(27,148)
Benefit from income taxes	(135)	(1,769)	(726)	(1,783)
Income (loss) from continuing operations	12,221	(13,193)	(7,925)	(25,365)
Income (loss) from discontinued operations, net of tax	(46)	838	(4,236)	(99)
Net income (loss)	$12,175	$(12,355)	$(12,161)	$(25,464)
Weighted average number of shares:
Basic	26,482	26,421	26,473	25,582
Diluted	31,800	26,421	26,473	25,582
Basic income (loss) per share:
Continuing operations	$0.46	$(0.50)	$(0.30)	$(0.99)
Discontinued operations	$—	$0.03	$(0.16)	$(0.01)
Total	$0.46	$(0.47)	$(0.46)	$(1.00)
Diluted income (loss) per share
Continuing operations	$0.38	$(0.50)	$(0.30)	$(0.99)
Discontinued operations	$—	$0.03	$(0.16)	$(0.01)
Total	$0.38	$(0.47)	$(0.46)	$(1.00)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Capitalized interest in inventory, beginning of period	$112,476	$72,256	$87,619	$52,562
Interest incurred	30,748	31,678	91,290	96,577
Interest expense not qualified for capitalization and included as other expense	(5,954)	(10,421)	(23,396)	(41,112)
Capitalized interest amortized to house construction and land sales expenses	(13,558)	(9,430)	(31,801)	(23,944)
Capitalized interest in inventory, end of period	$123,712	$84,083	$123,712	$84,083

BEAZER HOMES USA, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
($ in thousands, except share and per share data)

	June 30, 2015	September 30, 2014
ASSETS
Cash and cash equivalents	$128,752	$324,154
Restricted cash	37,811	62,941
Accounts receivable (net of allowance of $1,292 and $1,245, respectively)	44,882	34,429
Income tax receivable	262	46
Inventory:
Owned inventory	1,822,090	1,557,496
Land not owned under option agreements	—	3,857
Total inventory	1,822,090	1,561,353
Investments in unconsolidated entities and marketable securities	11,407	38,341
Deferred tax assets, net	46	2,823
Property, plant and equipment, net	22,683	18,673
Other assets	22,239	23,460
Total assets	$2,090,172	$2,066,220
LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$127,063	$106,237
Other liabilities	136,292	142,516
Obligations related to land not owned under option agreements	—	2,916
Total debt (net of discounts of $3,829 and $4,399, respectively)	1,554,207	1,535,433
Total liabilities	$1,817,562	$1,787,102
Stockholders’ equity:
Preferred stock (par value $.01 per share, 5,000,000 shares authorized, no shares issued)	$—	$—
Common stock (par value $0.001 per share, 63,000,000 shares authorized, 27,449,806 issued and outstanding and 27,173,421 issued and outstanding, respectively)	27	27
Paid-in capital	856,001	851,624
Accumulated deficit	(583,418)	(571,257)
Accumulated other comprehensive loss	—	(1,276)
Total stockholders’ equity	272,610	279,118
Total liabilities and stockholders’ equity	$2,090,172	$2,066,220

Inventory Breakdown
Homes under construction	$508,853	$282,095
Development projects in progress	792,662	786,768
Land held for future development	270,619	301,048
Land held for sale	56,203	51,672
Capitalized interest	123,712	87,619
Model homes	70,041	48,294
Land not owned under option agreements	—	3,857
Total inventory	$1,822,090	$1,561,353

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA – CONTINUING OPERATIONS
($ in thousands, except otherwise noted)

	Quarter Ended June 30,		Nine Months Ended June 30,
SELECTED OPERATING DATA	2015	2014	2015	2014
Closings:
West region	473	514	1,175	1,402
East region	412	383	986	978
Southeast region	408	344	953	876
Total closings	1,293	1,241	3,114	3,256

New orders, net of cancellations:
West region	691	486	1,811	1,387
East region	390	418	1,164	1,150
Southeast region	443	386	1,213	1,038
Total new orders, net	1,524	1,290	4,188	3,575

Backlog units at end of period:
West region	1,193	723	1,193	723
East region	778	833	778	833
Southeast region	793	656	793	656
Total backlog units	2,764	2,212	2,764	2,212

Dollar value of backlog at end of period (in millions)	$899.2	$663.2	$899.2	$663.2

Homebuilding revenue:
West region	$143,328	$136,775	$338,412	$376,031
East region	148,898	127,147	347,488	316,392
Southeast region	118,923	89,243	273,053	216,825
Total homebuilding revenue	$411,149	$353,165	$958,953	$909,248

	Quarter Ended June 30,		Nine Months Ended June 30,
SUPPLEMENTAL FINANCIAL DATA	2015	2014	2015	2014
Revenues:
Homebuilding	$411,149	$353,165	$958,953	$909,248
Land sales and other	18,289	1,506	35,608	8,614
Total	$429,438	$354,671	$994,561	$917,862

Gross profit:
Homebuilding	$74,221	$68,672	$161,877	$174,777
Land sales and other	1,887	132	3,362	869
Total	$76,108	$68,804	$165,239	$175,646

Reconciliation of homebuilding gross profit before impairments and abandonments and interest amortized to cost of sales and the related gross margins to homebuilding gross profit and gross margin, the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that this information assists investors in comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies' respective level of impairments and level of debt.
In addition, given the unusual size and nature of the charges recorded related to the Florida stucco issues during the nine months ended June 30, 2015, homebuilding gross profit is also shown excluding these charges. Management believes that this representation best reflects the operating characteristics of the Company.

	Quarter Ended June 30,				Nine Months Ended June 30,
	2015		2014		2015		2014
Homebuilding gross profit	$74,221	18.1%	$68,672	19.4%	$161,877	16.9%	$174,777	19.2%
Inventory impairments and lot option abandonments (I&A)	—		2,010		—		2,921
Homebuilding gross profit before I&A	74,221	18.1%	70,682	20.0%	161,877	16.9%	177,698	19.5%
Interest amortized to cost of sales	13,548		9,430		31,524		23,944
Homebuilding gross profit before I&A and interest amortized to cost of sales	87,769	21.3%	80,112	22.7%	193,401	20.2%	201,642	22.2%
Unexpected warranty costs related to Florida stucco issues	—		—		13,582		—
Homebuilding gross profit before I&A, interest amortized to cost of sales and unexpected warranty costs	$87,769	21.3%	$80,112	22.7%	$206,983	21.6%	$201,642	22.2%
Reconciliation of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, debt extinguishment, impairments and abandonments) to total Company net loss, the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that Adjusted EBITDA assists investors in understanding and comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies' respective capitalization, tax position and level of impairments.
In addition, given the unusual size and nature of certain charges recorded during the periods presented, Adjusted EBITDA is also shown excluding these charges. Management believes that this representation best reflects the operating characteristics of the Company.

	Three Months Ended June 30,		Nine Months Ended June 30,		LTM Ended June 30, (a)
	2015	2014	2015	2014	2015	2014
Net income (loss)	$12,175	$(12,355)	$(12,161)	$(25,464)	$47,686	$(13,516)
Benefit from income taxes	(137)	(1,661)	(731)	(1,665)	(40,868)	(4,252)
Interest amortized to home construction and land sales expenses, capitalized interest impaired and interest expense not qualified for capitalization	19,512	19,851	55,197	65,056	81,989	91,228
Depreciation and amortization and stock compensation amortization	5,128	4,013	13,165	11,017	18,014	15,623
Inventory impairments and option contract abandonments	249	2,010	249	2,921	5,390	3,325
Loss on debt extinguishment	—	19,764	—	19,917	—	20,915
Adjusted EBITDA	$36,927	$31,622	$55,719	$71,782	$112,211	$113,323
Unexpected warranty costs related to stucco issues in Florida	—	—	13,582	—	17,872	—
Unexpected warranty costs related to water intrusion issues in New Jersey	—	—	—	—	648	—
Litigation settlement in discontinued operations	—	—	3,660	—	3,660	—
Adjusted EBITDA excluding unexpected warranty costs and a litigation settlement in discontinued operations	$36,927	$31,622	$72,961	$71,782	$134,391	$113,323

(a) “LTM” indicates amounts for the trailing 12 months.